EIGHTH AMENDMENT
to
LEASE BETWEEN

EMERY STATION OFFICE II, LLC (LANDLORD)
And
NOVACAL PHARMACEUTICALS, INC. (TENANT)

EMERYSTATION NORTH PROJECT
Emeryville, California

Reference is made to that certain Lease dated June 3, 2004, by and between Emery Station Office II, LLC, a California Limited Liability Company, as Landlord ("Landlord"), and NovaBay Pharmaceuticals, Inc. (formerly Novacal Pharmaceuticals, Inc.), a California Corporation, as Tenant ("Tenant"), as such Lease was amended by First Amendment dated June 22, 2004, by Second Amendment dated July 22, 2004, by Third Amendment dated March 25, 2005, by Fourth Amendment dated September 30, 2006, by Fifth Amendment dated November 20, 2007, by Sixth Amendment dated September 1, 2008, and by Seventh Amendment whose effective date was March 1, 2012, the Lease and First through Seventh Amendments thereto collectively constituting and being referred to as the "Existing Lease". The Existing Lease is hereby further amended by this Eighth Amendment to Lease (the "Eighth Amendment"), whose terms are outlined below. The effective date of this Eighth Amendment shall be April 10, 2013 (the "Eighth Amendment Effective Date"). From and after the Eighth Amendment Effective Date, the Existing Lease and this Eighth Amendment thereto shall constitute and be referred to as the "Lease" for all purposes thereunder.

EIGHTH AMENDMENT TERMS:

1. Under the Existing Lease, Tenant currently leases from Landlord a Premises totaling 14,544 rentable square feet, consisting of 14,149 rentable square feet of contiguous spaces collectively referred to as Suite 550 on the 5th floor of the EmeryStation North building at 5980 Horton Street in Emeryville, CA, and of the 395 rentable square foot Suite 395 on the 3rd floor of EmeryStation North.

2. The Existing Lease has an expiration date of October 31, 2020.

3. Tenant has requested, and Landlord has agreed, to increase Tenant's Premises by adding thereto the office space outlined in Exhibit A attached hereto (the "Eighth Amendment Expansion Space"). The Eighth Amendment Expansion Space measures 1,921 rentable square feet. Once so added, Tenant's Premises will total 16,465 rentable square feet.

4. Tenant will accept the Eighth Amendment Expansion Space in its current as-is condition subject only to Landlord's obligation, at Landlord's sole cost and expense, to separate the Eighth Amendment Expansion Space from the adjacent spaces not being leased by Tenant, said scope of work including Landlord's addition of an entry door into the Eighth Amendment Expansion Space from a newly-extended common corridor connecting to the west side of the elevator lobby. Tenant hereby agrees that Landlord's division of the Eighth Amendment Expansion Space from the adjacent non-leased spaces can, at Landlord's election, be accomplished by locking off existing doors rather than walling them up and filming any glass in doors and/or walls.

5. Upon Landlord's substantial completion of the work described on Paragraph 4 above, Landlord shall deliver possession of the Eighth Amendment Expansion Space to Tenant, the date of said delivery to be referred to as the Eighth Amendment Expansion Space Commencement Date.

6. Commencing upon the Eighth Amendment Expansion Space Commencement Date, Tenant shall pay Monthly Base Rent for the Eighth Amendment Expansion Space as follows:

- From the Eighth Amendment Expansion Space Commencement Date to December 31, 2013, Monthly Base Rent applicable to the Eighth Amendment Expansion Space shall be calculated at a rate equal to fifty percent (50%) of the rate otherwise applicable to the balance of Tenant's Premises pursuant to the Existing Lease for the same period.

- From January 1, 2014 through expiry of the Lease, Monthly Base Rent applicable to the Eighth Amendment Expansion Space shall be calculated at a rate equal to one hundred percent (100%) of the rate otherwise applicable to the balance of Tenant's Premises pursuant to the Existing Lease for the same period.

7. Commencing upon the Eighth Amendment Expansion Space Commencement Date, Tenant's pro-rata share shall be increased proportionately to reflect the addition to Tenant's Premises of the rentable area of the Eighth Amendment Expansion Space, such that from that point onward Tenant shall be paying one hundred percent (100%) of the operating expenses and taxes applicable to the Eighth Amendment Expansion Space. Tenant shall pay directly to Landlord the electrical expenses apportioned thereto.

8. In consideration of the increase in the size of Tenant's Premises referenced above, the Security Deposit under the Lease shall be increased by $10,603.92 to become $65,465.24, said incremental amount to be remitted by Tenant to Landlord within five (5) business days of the Eighth Amendment Effective Date.

9. Tenant's Parking under the Lease shall be increased by up to six (6) additional spaces, for which Tenant shall pay Landlord's quoted rates.

10. Tenant represents and warrants that it has represented itself in the above transaction and that no brokerage commission will be due and payable by Landlord as a result hereof.

Except for those terms outlined above, all other terms and conditions of the Lease shall apply. Except as modified hereby, the Lease is ratified and confirmed in its entirety.

In witness hereof, the parties have executed this Eighth Amendment as of the date noted below.

TENANT:	LANDLORD:
NovaBay Pharmaceuticals, Inc.	Emery Station Office II, LLC
A California Corporation	A California Limited Liability Company
By: [signature]	By: [signature]
Print Name: Ron Najafi	Print Name: Richard K. Robbins
Its: Chairman & CEO	Its: Managing Member
Dated: April 3, 2013	Dated: 4/5/13

EXHIBIT A


SUITE 560
SUITE 500
SUITE 580
SUITE 575
NEW COMMON CORRIDOR
EIGHTH AMENDMENT EXPANSION SPACE

VDK

FIFTH FLOOR LAYOUT

EMERYSTATION NORTH

FL-05